UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2004

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	810-987-2200

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 31, 2004, SEMCO Energy, Inc. (the “Company”) announced that it had entered into a settlement agreement with respect to its previously disclosed arbitration proceeding with Atlas Pipeline Partners, L.P. (“Atlas”). The dispute arose out of the Company’s termination of an agreement entered into on September 16, 2003, to sell the Company’s wholly owned subsidiary, Alaska Pipeline Company, to Atlas. Pursuant to the terms of the settlement agreement, the Company paid $5.5 million to Atlas on December 31, 2004. The Company and Atlas also exchanged general releases from liability. A copy of the press release dated December 31, 2004 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

  The following exhibit is filed herewith:

99.1	Press Release, dated December 31, 2004.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: January 3, 2005	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel

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EXHIBIT INDEX
Form 8-K
December 31, 2004

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Press Release issued December 31, 2004.	x

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